                                                                     EXHIBIT 2-D


                        AMENDMENT TO STOCK PURCHASE AND
                        -------------------------------
                          RECAPITALIZATION AGREEMENT
                          --------------------------


     Amendment to Stock Purchase and Recapitalization Agreement, dated as of July 31, 1991 ("Amendment to the Agreement") by and among, NATIONAL INTERGROUP, INC. ("NII"), NII CAPITAL CORPORATION ("NCC"), NKK CORPORATION ("NKK"), NKK U.S.A. CORPORATION ("NAC") AND NATIONAL STEEL CORPORATION ("NSC").

     WHEREAS, NII, NCC, NKK, NAC and NSC entered into the Stock Purchase and Recapitalization Agreement dated June 26, 1990 (the " Agreement"); and

     WHEREAS, NII, NCC and NSC entered into the Amended and Restated Weirton Liabilities Agreement dated June 26, 1990 (the "Weirton Liabilities Agreement"); and

     WHEREAS, pursuant to the Weirton Liabilities Agreement, NII and NCC, as of the date hereof, have an obligation to reimburse NSC for $131,307.64, representing the amounts paid by NSC with respect to certain obligations of NSC to pay supplemental pensions to certain individuals; and

     WHEREAS, NII, NCC and NSC desire to provide that, subject to the applicable provisions of the Internal Revenue Code of 1986, as amended and the Employee Retirement Income Security Act of 1974, as amended, pension contributions to Plan 056 shall be reduced by such amount of supplemental pensions and by the amount of such payments made after the date hereof; and

     WHEREAS, Section 10.09 permits the Agreement to be modified by a written instrument duly executed by each party; and

     WHEREAS, the parties have agreed to amend the Agreement in order to modify the manner in which NII and NCC satisfy their obligation to reimburse NSC with respect to such supplemental pensions.

     NOW THEREFORE, the parties hereto agree to amend the Agreement as follows:

     Article I of the Agreement is amended by restating the definition of "Weirton Benefit Liabilities" in its entirety to read as follows:


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          "Weirton Benefit Liabilities" means (i) the liabilities of the Company described in and/or arising pursuant to the Benefits Agreement and (ii) with respect to the various "supplemental pensions" that are payable to the individuals listed on Appendix I hereto, that portion of such supplemental pensions that became or will become due and payable to such individuals at any time on or after June 26, 1990."


     IN WITNESS WHEREOF, the undersigned have caused this Amendment to the Agreement to be executed by their duly authorized officers as of the 31st day of July, 1991.

                              NATIONAL INTERGROUP, INC.

                              ----------------------------
                              By:
                              Title:


                              NII CAPITAL CORPORATION

                              ----------------------------
                              By:
                              Title:


                              NKK CORPORATION

                              ----------------------------
                              By:
                              Title:


                              NKK U.S.A. CORPORATION

                              ----------------------------
                              By:
                              Title:


                              NATIONAL STEEL CORPORATION

                              ----------------------------
                              By:
                              Title:
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                                  APPENDIX I

                                  Baird, Alex
                                  Berwinkle, M. J.
                                  Cutcher, J. N.
                                  Donley, W. B.
                                  Grimes, W. D.
                                  Harper, W. T.
                                  Harris, G. N.
                                  Hartford, Martha B.
                                  Jones, Doris C.
                                  Larkin, T. J.
                                  Long, William B.
                                  Losey, Charles H.
                                  Lowry, Wayne L.
                                  Mahlie, Joe C.
                                  Malin, A. J.
                                  Martt, Judson W.
                                  McDonnell Jr., Henry E.
                                  Miller Jr., R. H.
                                  Morrow, Harry
                                  Newman, Anastasia G.
                                  Parsons, Earl G.
                                  Pettit, A. W.
                                  Redline, John G.
                                  Roberts, Jesse E.
                                  Rogalski, Genevieve
                                  Ross, Virginia
                                  Seaman, D. E.
                                  Steffin, Ralph J.
                                  Stewart, Vernard W.
                                  Strick, J. F.
                                  Tattan, J. R.
                                  Tournay, Helen M.
                                  Warren, E. R.
                                  Werner, Fred O.